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EXHIBIT (10)(a)

FIRST AMENDMENT TO

STOCK UNIT PLAN FOR DIRECTORS

OF THE EMPIRE DISTRICT ELECTRIC COMPANY

        The Stock Unit Plan for Directors of The Empire District Electric Company is hereby amended, effective as of January 1, 2002, in the following respects:

1.
Section 7(c)(i) is amended to read as follows:

"(i)
the Director's Annual Retainer Fees as in effect on such January 1st or, if the Committee establishes a fixed amount for the Annual Credit for the applicable calendar year, such fixed amount,"

2.
Section 7(d)(i) is amended to read as follows:

"(i)
the amount of the Eligible New Director's Retainer Fees (excluding meeting and committee fees) for the balance of the calendar year of his or her initial election as a Director (computed as a percentage of the Annual Retainer Fees as in effect on the date of his or her initial election) or, if the Committee establishes a fixed amount for the Annual Credit for that calendar year pursuant to Section 7(c)(i) above, the amount of the Annual Credit set by the Committee divided by twelve and multiplied by the number of whole months remaining for the balance of such year"

        IN WITNESS WHEREOF, the Employer has caused this First Amendment to the Stock Unit Plan for Directors of The Empire District Electric to be executed by its duly authorized representative on this 31st day of January 2002.

THE EMPIRE DISTRICT ELECTRIC COMPANY
By:

Its President
ATTEST
By

Its Secretary

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  EXHIBIT (10)(a)